EXHIBIT 99

                               MB Financial, Inc.
                               800 West Madison Street
                               Chicago, Illinois 60607
                               (888) 422-6562
                                NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS ANNUAL EARNINGS AND STRONG CAPITAL, BALANCE SHEET, AND LIQUIDITY POSITION

CHICAGO, January 30, 2009 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., announced today annual and fourth quarter results for 2008.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless indicated otherwise.  We had net income from continuing operations available to common shareholders of $15.4 million for the year ended December 31, 2008 compared to $62.0 million for 2007.  Fully diluted earnings per share from continuing operations available to common shareholders for 2008 were $0.44 per share as compared to $1.70 per share for 2007.

We had a net loss from continuing operations available to common shareholders of $25.6 million, or $0.74 per diluted share, for the fourth quarter of 2008 compared to net income from continuing operations available to common shareholders of $7.9 million, or $0.22 per diluted share, for the fourth quarter of 2007, and $13.2 million, or $0.38 per diluted share, for the third quarter of 2008.

Key items for the quarter were as follows:

Credit Quality – Significantly Higher Reserves and Coverage Ratios
•
We increased our allowance for loan losses to total loans and the allowance for loan losses to non-performing loans to 2.31% and 98.67%, respectively, as of December 31, 2008, compared to 1.46% and 75.82%, respectively, as of September 30, 2008.  During the fourth quarter of 2008, we allocated significantly more reserves to impaired loans due to deteriorating real estate values and increased general reserves based on worsening macroeconomic factors.

•
Our non-performing loans to total loans and non-performing assets to total assets increased to 2.34% and 1.71%, respectively, as of December 31, 2008, compared to 1.92% and 1.45%, respectively, as of September 30, 2008.

•
Our provision for loan losses was $72.6 million for the fourth quarter, while our net charge-offs were $17.4 million, resulting in a significant reserve build during the quarter primarily due to deteriorating economic conditions.

Strong Capital Position
•
MB Financial Bank, N.A., continues to significantly exceed the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At December 31, 2008, MB Financial, Inc.’s total risk-based capital ratio was 14.07%, Tier 1 capital to risk-weighted assets ratio was 12.06% and Tier 1 capital to average asset ratio was 9.85%.  Total capital was approximately $271.1 million in excess of the 10% “Well-Capitalized” threshold.

•
Our tangible equity to assets ratio increased to 7.90% at December 31, 2008 compared to 6.10% at September 30, 2008, due to the issuance of preferred stock pursuant to the TARP Capital Purchase Program.  Our tangible common equity to assets ratio was 5.65% at December 31, 2008.

•	A quarterly dividend of $0.12 per share was approved by our Board of Directors this week.

Strong Balance Sheet and Liquidity Position
•
Strong commercial loan growth continued in the fourth quarter.  Commercial related loans increased by 13% from the end of the fourth quarter of 2007 to the end of the fourth quarter of 2008, and 10% annualized on a linked quarter basis.  Furthermore, we continue to see better credit spreads on new and renewed loans.

•
Our liquidity position improved again during the fourth quarter, primarily due to an increase in core funding of $260.2 million, or 19% annualized on a linked quarter basis.  Year over year core funding increased by $589.6 million or 12%.

•	Our non-interest bearing deposits grew by 10% from December 31, 2007 to December 31, 2008, and 11% annualized on a linked quarter basis.
•
We have maintained our disciplined investment management philosophy.  We have avoided the types of problem securities that have caused many financial institutions to incur large losses.  Net unrealized gains in the portfolio were $26.0 million as of December 31, 2008.  The total return of our investment portfolio in 2008 was 6.89%.

RESULTS OF OPERATIONS

Fourth Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased by $1.4 million, or 2.4%, from the fourth quarter of 2007, and decreased by $1.9 million on a linked quarter basis.  An increase in average interest earning assets from the third quarter of 2008 to the fourth quarter of 2008 was offset by an 18 basis point decrease in the net interest margin. There were two primary reasons for the decline in our net interest margin. First, much of the decline in the margin was due to the timing of asset and liability repricing.  Our interest earning assets tend to reprice faster than our interest bearing liabilities.  There was a dramatic decrease in Fed funds and LIBOR rates during the fourth quarter.  Our overall loan yields declined by 19 basis points, while our funding costs only declined by 3 basis points, as it typically takes more time for our funding liabilities to adjust.  Second, as noted earlier, we continued to enjoy very strong core funding growth, and as a result of this growth along with the receipt of $196.0 million from the issuance of preferred securities pursuant to the TARP Capital Purchase Program, we built significant excess liquidity during the quarter.  This high level of liquidity reduced our net interest margin by approximately 8 basis points.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Core other income:
Loan service fees	$1,850	$2,385	$2,475	$2,470	$2,080	$9,180	$6,258
Deposit service fees	7,479	7,330	6,889	6,530	6,635	28,228	23,918
Lease financing, net	4,604	4,533	3,969	3,867	4,155	16,973	15,847
Brokerage fees	968	1,177	1,187	985	1,399	4,317	8,634
Trust and asset management fees	2,784	3,276	3,589	2,220	2,101	11,869	9,538
Increase in cash surrender value of life insurance	570	1,995	1,128	1,606	1,225	5,299	5,003
Merchant card processing	4,326	4,541	4,644	4,530	4,293	18,041	16,347
Other operating income	1,449	1,557	1,580	1,605	1,282	6,191	5,541
Total core other income	24,030	26,794	25,461	23,813	23,170	100,098	91,086

Non-core other income (1):
Gain on sale of third party brokerage business (A)	-	-	-	-	447	-	947
Gain on sale of artwork ( C)	-	-	-	-	733	-	2,367
Gain on sale of properties ( C)	-	-	-	-	-	-	7,439
Net gain (loss) on sale of other assets ( C)	(874)	26	50	(306)	(10)	(1,104)	291
Net gain (loss) on sale of investment securities	24	-	1	1,105	(1,529)	1,130	(3,744)
Gain on sale of land trust business (D)	-	-	-	-	-	-	909
Increase (decrease) in market value of assets held in
trust for deferred compensation (B)	(1,243)	(395)	55	(75)	170	(1,658)	609
Total non-core other income	(2,093)	(369)	106	724	(189)	(1,632)	8,818

Total other income	$21,937	$26,425	$25,567	$24,537	$22,981	$98,466	$99,904

(1)
Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Brokerage fees, B – Other Operating Income, C – Net gain (loss) on sale of other assets, and D – Trust and asset management fees.

Core other income decreased $2.8 million from the third quarter of 2008.  Cash surrender value of life insurance decreased, primarily due to a $938 thousand death benefit that we recognized during the third quarter of 2008.  Loan service fees decreased primarily due to a decrease in loan prepayment fees.  Trust and asset management fees decreased primarily due to the decline in value of assets under management which was mostly caused by the overall decline in the U.S. stock market.

Core other income increased 10% for the year ended December 31, 2008 compared the year ended December 31, 2007.  Deposit service fees increased, primarily due to an increase in commercial deposit and treasury management fees as a result of a lower earnings credit rate.  Loan service fees increased, primarily due to an increase in letter of credit fees, prepayment fees and swap fees.  Trust and asset management fees increased primarily due to our Cedar Hill acquisition during the second quarter of 2008.  The decrease in core brokerage fee income was primarily due to the sale of our third party brokerage business during the second quarter of 2007, and conversion of customer accounts to the purchaser’s platform in third quarter of 2007.  This decrease was offset by a corresponding reduction in brokerage expense.

Other Expense (in thousands):

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Core other expense:
Salaries and employee benefits	$25,496	$29,737	$29,108	$26,885	$26,602	$111,226	$105,173
Occupancy and equipment expense	7,310	7,120	6,967	7,525	7,239	28,922	28,421
Computer services expense	1,973	1,840	1,843	1,737	1,739	7,392	7,259
Advertising and marketing expense	904	1,450	1,448	1,290	931	5,092	4,999
Professional and legal expense	1,117	884	803	306	862	3,110	2,641
Brokerage fee expense	476	564	470	419	620	1,929	4,212
Telecommunication expense	668	621	774	762	757	2,825	2,808
Other intangibles amortization expense	913	913	913	815	871	3,554	3,504
Merchant card processing	4,045	4,175	4,256	4,105	4,025	16,582	14,256
Other operating expenses	6,612	5,257	5,489	4,797	5,156	22,155	19,596
Total core other expense	49,514	52,561	52,071	48,641	48,802	202,787	192,869

Non-core other expense (1):
Vision severance payments (E)	-	-	-	-	-	-	200
Executive separation agreement expense (E)	-	-	-	-	5,908	-	5,908
Contribution to MB Financial Charitable Foundation (F)	-	-	-	-	1,500	-	4,500
Unamortized issuance costs related to redemption
of trust preferred securities (G)	-	-	-	-	1,914	-	1,914
Rent expense (H)	-	-	-	-	494	-	494
Visa litigation expense (F)	-	-	-	(342)	342	(342)	342
Increase in market value of assets held in trust for
deferred compensation (E)	(1,243)	(395)	55	(75)	170	(1,658)	609
Total non-core other expense	(1,243)	(395)	55	(417)	10,328	(2,000)	13,967

Total other expense	$48,271	$52,166	$52,126	$48,224	$59,130	$200,787	$206,836

(1)
Letters denote the corresponding line items where the non-core other expense items reside in the consolidated statements of income as follows:  E – Salaries and employee benefits, F – Other Operating Expenses, G – Professional and legal expense and H –Occupancy and equipment expense.

Core other expense decreased $3.0 million from the quarter ended September 30, 2008.  Salaries and employee benefits decreased from the third quarter of 2008 to the fourth quarter of 2008, primarily due to decreases in employee bonus expense and employee healthcare expense.  Core other operating expenses increased primarily due to an increase in Federal Deposit Insurance Corporation (“FDIC”) insurance premiums, as our FDIC credits were fully utilized during the fourth quarter.

Core other expense increased $9.9 million for the year ended December 31, 2008 compared the year ended December 31, 2007.  The increase in core salary and employee benefits was primarily a result of the Cedar Hill acquisition and the impact of new commercial bankers added in 2008.  The acquisition of Cedar Hill increased total core other expense by $3.3 million during the year ended December 31, 2008.  Core other operating expenses increased primarily due to an increase in FDIC insurance premiums.  As noted earlier, the decrease in our core business brokerage fee expense from the year ended December 31, 2007 to the year ended December 31, 2008 was primarily due to the sale of our third party brokerage business during the second quarter of 2007.

Income Taxes

Income tax benefit from continuing operations for the year ended December 31, 2008 was $23.3 million, compared to income tax expense from continuing operations of $24.0 million for the year ended December 31, 2007.

Income tax expense (benefit) consist of (in thousands):

	Years Ended
	2008	2007

Current expense (benefit):
Federal	$(959)	$24,519
State	216	200
	(743)	24,719
Deferred benefit	(22,575)	(683)
Total income tax expense (benefit)	$(23,318)	$24,036

The reconciliation between the statutory federal income tax rate of 35% and the effective tax rate on income (loss) from continuing operations follows (in thousands):

	Year Ended
	2008	2007

Federal income tax at expected statutory rate	$(2,504)	$30,121
Increase (decrease) due to:
Tax exempt income, net	(5,521)	(4,355)
Nonincludable increase in cash surrender value of life insurance	(1,855)	(1,740)
Removal of valuation reserve on state net operating loss carryforwards	(10,100)	-
Increase in tax contingency reserves	4,232	-
State tax, net of federal benefit	(7,003)	130
Other items, net	(567)	(120)
Income tax expense (benefit)	$(23,318)	$24,036

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2008		2008		2008		2008		2007
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Commercial related credits:
Commercial loans	$1,522,380	24%	$1,510,620	25%	$1,450,822	24%	$1,433,114	25%	$1,323,455	24%
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	649,918	10%	609,101	10%	596,148	10%	581,502	10%	553,138	10%
Commercial real estate (1)	2,353,261	38%	2,275,183	37%	2,210,789	36%	2,026,249	35%	1,974,370	36%
Construction real estate (1)	757,900	13%	756,694	13%	819,565	15%	844,186	14%	845,158	14%
Total commercial related credits	5,283,459	85%	5,151,598	85%	5,077,324	85%	4,885,051	84%	4,696,121	84%
Other loans:
Residential real estate	295,336	5%	300,223	5%	311,108	5%	361,762	6%	354,874	6%
Indirect motorcycle	153,277	2%	155,045	2%	144,684	2%	118,912	2%	101,883	2%
Indirect automobile	35,950	1%	38,844	1%	40,399	1%	43,436	1%	44,428	1%
Home equity	401,029	6%	383,399	6%	373,675	6%	365,269	6%	365,589	6%
Consumer loans	59,512	1%	66,938	1%	53,792	1%	54,671	1%	52,732	1%
Total other loans	945,104	15%	944,449	15%	923,658	15%	944,050	16%	919,506	16%

Gross loans	6,228,563	100%	6,096,047	100%	6,000,982	100%	5,829,101	100%	5,615,627	100%
Allowance for loan losses	(144,001)		(88,863)		(82,544)		(78,764)		(65,103)
Net loans	$6,084,562		$6,007,184		$5,918,438		$5,750,337		$5,550,524

(1)
During the fourth quarter of 2008, as part of our loan review and classification process, approximately $39.6 million of commercial real estate loans were reclassified to construction real estate loans.  Prior periods have been reclassified to conform to the current period’s presentation.

Commercial related credits increased by 10% on an annualized basis from September 30, 2008 to December 31, 2008 and by 13% from December 31, 2007.  Total loans grew by 9% on an annualized basis from the third quarter of 2008 to the fourth quarter of 2008, and 11% from December 31, 2007.  As of December 31, 2008 and September 30, 2008, there were $448.9 million and $474.8 million, respectively, of residential construction loans in our construction real estate portfolio.  The remainder of construction real estate loans consisted of commercial construction loans.

ASSET QUALITY

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
30 - 59 Days Past Due	$14,372	$22,583	$21,117	$17,330	$18,619
60 - 89 Days Past Due	8,575	14,043	7,188	11,318	6,351
	$22,947	$36,626	$28,305	$28,648	$24,970

As of December 31, 2008, approximately $8.3 million of performing past due loans are considered potential problem loans.

The following table presents a summary of non-performing assets as of the dates indicated (dollar amounts in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Non-performing loans:
Non-accrual loans	$145,936	$115,716	$91,972	$46,666	$24,459
Loans 90 days or more past due, still accruing interest	-	1,490	1,627	4,218	-
Total non-performing loans	145,936	117,206	93,599	50,884	24,459

Other real estate owned	4,366	3,821	1,499	1,770	1,120
Repossessed vehicles	356	108	81	225	179
Total non-performing assets	$150,658	$121,135	$95,179	$52,879	$25,758

Total non-performing loans to total loans	2.34%	1.92%	1.56%	0.87%	0.44%
Total non-performing assets to total assets	1.71%	1.45%	1.13%	0.65%	0.33%
Allowance for loan losses to non-performing loans	98.67%	75.82%	88.19%	154.79%	266.17%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

The following table presents data related to non-performing loans by dollar amount and category at December 31, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$5.0 million or more	1	$10,851	6	$50,959	-	$ -	$ -	$61,810
$3.0 million to $4.9 million	-	-	7	23,647	3	10,572	-	34,219
$1.5 million to $2.9 million	-	-	1	2,118	4	7,345	-	9,463
Under $1.5 million	16	9,167	16	9,323	33	14,141	7,813	40,444
	17	$20,018	30	$86,047	40	$32,058	$7,813	$145,936

Percentage of individual loan category		0.92%		11.35%		1.36%	0.83%	2.34%

The following table presents data related to non-performing loans by dollar amount and category at September 30, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$5.0 million or more	-	$ -	6	$55,598	-	$ -	$ -	$55,598
$3.0 million to $4.9 million	-	-	2	6,901	2	6,982	-	13,883
$1.5 million to $2.9 million	-	-	3	7,446	4	8,352	-	15,798
Under $1.5 million	22	7,491	4	2,256	31	16,022	6,158	31,927
	22	$7,491	15	$72,201	37	$31,356	$ 6,158	$117,206

Percentage of individual loan category		0.35%		10.09%		1.35%	0.65%	1.92%

The aggregate principal amount of non-performing loans was $145.9 million as of December 31, 2008, compared to $117.2 million as of September 30, 2008.   Most of the increase was attributable to non-performing commercial and lease loans and construction real estate loans.  Non-performing commercial and lease loans increased by $12.5 million from September 30, 2008 to December 31, 2008, primarily due to one commercial credit.  Non-performing construction real estate loans increased by $13.8 million, as a result of the continued weak residential construction market.  Non-performing commercial real estate loans and non-performing consumer loans increased by $702 thousand and $1.7 million, respectively.

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $100.9 million, or 1.60% of total loans as of December 31, 2008, compared to $73.8 million, or 1.21% of total loans as of September 30, 2008.  This increase was primarily due to a $21.1 million increase in construction real estate loans, as a result of the continued weak residential construction market.

The following table presents data related to potential problem loans by dollar amount and category at December 31, 2008 (dollar amounts in thousands):

	Commercial and		Construction Real		Commercial Real
	Lease Loans		Estate Loans		Estate Loans		Total
	Number of		Number of		Number of		Number of
Dollar Range	Borrowers	Amount	Borrowers	Amount	Borrowers	Amount	Borrowers	Amount
$5.0 million or more	2	$16,216	3	$33,782	-	$ -	5	$49,998
$3.0 million to $4.9 million	2	7,512	1	2,810	1	2,887	4	13,209
$1.5 million to $2.9 million	2	4,729	2	3,115	3	6,593	7	14,437
Under $1.5 million	19	6,779	9	7,213	23	9,253	51	23,245
	25	$35,236	15	$46,920	27	$18,733	67	$100,889

Percentage of individual loan category		1.62%		6.19%		0.80%		1.60%

The following table presents data related to potential problem loans by dollar amount and category at September 30, 2008 (dollar amounts in thousands):

	Commercial and		Construction Real		Commercial Real
	Lease Loans		Estate Loans		Estate Loans		Total
	Number of		Number of		Number of		Number of
Dollar Range	Borrowers	Amount	Borrowers	Amount	Borrowers	Amount	Borrowers	Amount
$5.0 million or more	2	$21,965	2	$18,378	-	$ -	4	$40,343
$3.0 million to $4.9 million	2	7,799	1	3,257	-	-	3	11,056
$1.5 million to $2.9 million	1	1,623	-	-	3	7,234	4	8,857
Under $1.5 million	11	3,762	4	4,163	10	5,571	25	13,496
	16	$35,149	7	$25,798	13	$12,805	36	$73,752

Percentage of individual loan category		1.66%		3.61%		0.55%		1.21%

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Balance at the beginning of period	$88,863	$82,544	$78,764	$65,103	$61,122
Provision for loan losses	72,581	18,400	12,200	22,540	8,000
Charge-offs:
Commercial loans	(1,914)	(6,231)	(1,342)	(4,166)	(136)
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	(440)	(482)	(154)	(182)	(108)
Commercial real estate loans	(7,076)	(2,292)	(1,854)	(3,650)	(1,239)
Construction real estate	(7,144)	(2,110)	(4,551)	(1,135)	(2,293)
Residential real estate	(117)	(315)	(92)	(26)	(11)
Indirect vehicle	(615)	(499)	(366)	(629)	(450)
Home equity	(503)	(628)	(488)	(182)	(93)
Consumer loans	(216)	(167)	(144)	(115)	(182)
Total charge-offs	(18,025)	(12,724)	(8,991)	(10,085)	(4,512)
Recoveries:
Commercial loans	354	132	214	191	289
Commercial loans collateralized by assign-
ment of lease payments (lease loans)	67	-	-	-	17
Commercial real estate loans	-	257	6	3	20
Construction real estate	-	40	161	750	-
Residential real estate	17	1	5	6	4
Indirect vehicle	116	152	163	194	109
Home equity	17	48	15	52	41
Consumer loans	11	13	7	10	13
Total recoveries	582	643	571	1,206	493

Net charge-offs	(17,443)	(12,081)	(8,420)	(8,879)	(4,019)

Balance	$144,001	$88,863	$82,544	$78,764	$65,103

Total loans	$6,228,563	$6,096,047	$6,000,982	$5,829,101	$5,615,627
Average loans	$6,166,152	$6,026,179	$5,927,236	$5,687,646	$5,459,430
Ratio of allowance for loan losses to total loans	2.31%	1.46%	1.38%	1.35%	1.16%
Net loan charge-offs to average loans (annualized)	1.13%	0.80%	0.57%	0.63%	0.29%

The following is a summary of charge-offs and non-performing loans for the prior twenty-four quarters (in thousands):

	Net Charge-Offs	Annualized Net Charge-Offs to Average Loans	End of Period Non-Performing Loans	Non-Performing Loans to Total Loans	Potential Problem Loans to Total Loans

2003 - 1st Qtr	$1,219	0.20%	$22,384	0.86%	1.56%
2003 - 2nd Qtr	2,872	0.44%	$21,503	0.84%	1.15%
2003 - 3rd Qtr	4,538	0.69%	$25,519	0.98%	1.04%
2003 - 4th Qtr	1,524	0.23%	$21,073	0.79%	0.89%
2003 - Full Year	$10,153	0.39%

2004 - 1st Qtr	$1,317	0.20%	$25,922	0.96%	1.45%
2004 - 2nd Qtr	1,962	0.28%	$28,789	0.95%	1.34%
2004 - 3rd Qtr	1,632	0.21%	$25,228	0.84%	1.45%
2004 - 4th Qtr	2,416	0.31%	$22,571	0.71%	1.28%
2004 - Full Year	$7,327	0.25%

2005 - 1st Qtr	$2,890	0.36%	$25,623	0.79%	0.81%
2005 - 2nd Qtr	2,074	0.25%	$22,883	0.67%	0.59%
2005 - 3rd Qtr	1,805	0.21%	$18,212	0.53%	0.67%
2005 - 4th Qtr	1,346	0.16%	$20,171	0.58%	0.61%
2005 - Full Year	$8,115	0.24%

2006 - 1st Qtr	$1,035	0.12%	$19,685	0.55%	0.66%
2006 - 2nd Qtr	866	0.10%	$15,887	0.43%	0.88%
2006 - 3rd Qtr	4,975	0.46%	$19,912	0.41%	0.45%
2006 - 4th Qtr	2,956	0.24%	$21,468	0.43%	0.48%
2006 - Full Year	$9,832	0.24%

2007 - 1st Qtr	$4,091	0.33%	$23,222	0.46%	0.63%
2007 - 2nd Qtr	2,647	0.21%	$21,799	0.42%	0.41%
2007 - 3rd Qtr	2,436	0.18%	$23,901	0.44%	0.85%
2007 - 4th Qtr	4,019	0.29%	$24,459	0.44%	1.56%
2007 - Full Year	$13,193	0.25%

2008 - 1st Qtr	$8,879	0.63%	$50,884	0.87%	2.11%
2008 - 2nd Qtr	8,420	0.57%	$93,599	1.56%	1.25%
2008 - 3rd Qtr	12,081	0.80%	$117,206	1.92%	1.21%
2008 - 4th Qtr	17,443	1.13%	$145,936	2.34%	1.60%
2008 - Full Year	$46,823	0.79%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2008	2008	2008	2008	2007
Fair Value
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	179,373	209,350	269,947	274,217	310,538
States and political subdivisions	427,986	430,120	431,882	417,609	412,302
Mortgage-backed securities	690,298	569,947	608,737	479,383	438,056
Corporate bonds	34,565	6,990	8,000	11,123	13,057
Equity securities	3,607	3,524	3,480	3,520	3,460
Debt securities issued by foreign governments	301	298	295	301	301
Total fair value	$1,336,130	$1,220,229	$1,322,341	$1,186,153	$1,177,714

Amortized cost
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	171,385	206,429	266,418	266,276	305,768
States and political subdivisions	417,595	428,610	432,780	408,969	407,973
Mortgage-backed securities	682,692	568,054	606,150	472,482	435,743
Corporate bonds	34,546	7,764	7,765	10,779	12,797
Equity securities	3,595	3,557	3,520	3,484	3,446
Debt securities issued by foreign governments	301	301	301	301	299
Total amortized cost	$1,310,114	$1,214,715	$1,316,934	$1,162,291	$1,166,026

Unrealized gain (loss)
U.S. Treasury securities	$ -	$ -	$ -	$ -	$ -
Government sponsored agencies and enterprises	7,988	2,921	3,529	7,941	4,770
States and political subdivisions	10,391	1,510	(898)	8,640	4,329
Mortgage-backed securities	7,606	1,893	2,587	6,901	2,313
Corporate bonds	19	(774)	235	344	260
Equity securities	12	(33)	(40)	36	14
Debt securities issued by foreign governments	-	(3)	(6)	-	2
Total unrealized gain	$ 26,016	$ 5,514	$ 5,407	$ 23,862	$ 11,688

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

FUNDING MIX AND LIQUIDITY

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2008		2008		2008		2008		2007
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Core funding:
Non-interest bearing deposits	$960,117	13%	$935,153	13%	$898,954	12%	$865,665	12%	$875,491	13%
Money market and NOW accounts	1,465,436	19%	1,326,474	18%	1,257,852	17%	1,220,152	17%	1,263,021	18%
Savings accounts	367,684	5%	375,567	5%	390,145	5%	389,944	5%	390,980	6%
Certificates of deposit	2,604,565	34%	2,523,198	34%	2,379,894	32%	2,324,157	33%	2,193,793	32%
Customer repurchase agreements	282,831	4%	260,087	3%	312,170	4%	328,976	5%	367,702	5%
Total core funding	5,680,633	75%	5,420,479	73%	5,239,015	70%	5,128,894	72%	5,090,987	74%

Wholesale funding:
Public funds deposits	232,994	3%	211,250	3%	252,693	3%	264,972	5%	312,032	5%
Brokered deposit accounts	864,775	11%	997,767	13%	858,135	12%	616,197	9%	478,466	7%
Other short-term borrowings	205,787	2%	125,000	2%	452,002	6%	594,009	7%	610,019	9%
Long-term borrowings	421,466	6%	429,548	6%	433,625	6%	304,010	4%	158,865	2%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	50,000	1%	50,000	1%
Junior subordinated notes issued
to capital trusts	158,824	2%	158,872	2%	158,920	2%	158,968	2%	159,016	2%
Total wholesale funding	1,933,846	25%	1,972,437	27%	2,205,375	30%	1,988,156	28%	1,768,398	26%

Total funding	$7,614,479	100%	$7,392,916	100%	$7,444,390	100%	$7,117,050	100%	$6,859,385	100%

Our liquidity position substantially improved throughout the year, primarily due to an increase in core funding.  Core funding increased by $260.2 million, or 19%, on an annualized link quarter basis, and $589.6 million, or 12%, compared to December 31, 2007.

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses; (2) competitive pressures among depository institutions; (3) interest rate movements and their impact on customer behavior and net interest margin; (4) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (5) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (7) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (8) our ability to access cost-effective funding; (9) changes and volatility in financial markets; (10) changes in economic conditions in general and in the Chicago metropolitan area in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (13) changes in accounting principles, policies or guidelines; (14) our future acquisitions of other depository institutions or lines of business.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of the dates indicated
(Amounts in thousands, except per share data)
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
ASSETS
Cash and due from banks	$79,824	$118,191	$164,996	$187,116	$141,248
Interest bearing deposits with banks	261,834	6,043	6,487	16,054	9,093
Total cash and cash equivalents	341,658	124,234	171,483	203,170	150,341
Investment securities:
Securities available for sale, at fair value	1,336,130	1,220,229	1,322,341	1,186,153	1,177,714
Non-marketable securities - FHLB and FRB Stock	64,246	63,913	63,913	63,671	63,671
Total investment securities	1,400,376	1,284,142	1,386,254	1,249,824	1,241,385
Loans (net of allowance for loan losses of $144,001 at December 31, 2008
$88,863 at September 30, 2008, $82,544 at June 30, 2008, $78,764 at
March 31, 2008, and $65,103 at December 31, 2007)	6,084,562	6,007,184	5,918,438	5,750,337	5,550,524
Lease investments, net	125,034	117,474	113,101	91,675	97,321
Premises and equipment, net	186,474	185,556	185,411	184,257	183,722
Cash surrender value of life insurance	119,526	120,481	119,423	118,296	116,690
Goodwill, net	387,069	387,069	387,069	379,047	379,047
Other intangibles, net	25,776	26,689	27,602	24,537	25,352
Other assets	149,288	105,780	97,811	89,213	90,321

Total assets	$8,819,763	$8,358,609	$8,406,592	$8,090,356	$7,834,703
LIABILITIES, MINORITY INTEREST AND
STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$960,117	$935,153	$898,954	$865,665	$875,491
Interest bearing	5,535,454	5,434,256	5,138,719	4,814,621	4,638,292
Total deposits	6,495,571	6,369,409	6,037,673	5,680,286	5,513,783
Short-term borrowings	488,619	385,087	764,172	922,985	977,721
Long-term borrowings	471,466	479,548	483,625	354,010	208,865
Junior subordinated notes issued to capital trusts	158,824	158,872	158,920	158,968	159,016
Liabilities held for sale	-	-	-	-	-
Accrued expenses and other liabilities	136,459	76,172	81,321	102,060	112,949
Total liabilities	7,750,939	7,469,088	7,525,711	7,218,309	6,972,334

Minority interest	2,629	2,595	2,564	-	-

Stockholders' Equity
Preferred stock, ($0.01 par value, authorized 1,000,000 shares at December 31,
2008; series A, 5% cumulative perpetual, 196,000 shares issued and
outstanding at December 31, 2008, $1,000.00 liquidation value)	189,624	-	-	-	-
Common stock, ($0.01 par value; authorized 50,000,000 shares at
December 31, 2008, and 43,000 000 at September 30, 2008, June 30, 2008,
March 31, 2008, and December 31, 2007; issued 37,542,968, 37,539,615,
37,525,940, 37,414,091 and 37,401,023 shares at December 31, 2008,
September 30, 2008, June 30, 2008, March 31, 2008 and December 31,
2007, respectively)	375	375	375	374	374
Additional paid-in capital	449,093	443,380	441,914	441,405	441,201
Retained earnings	495,505	527,453	520,595	504,861	505,260
Accumulated other comprehensive income	16,910	3,584	3,515	15,511	7,597
Less: 2,612,143, 2,674,240, 2,676,592, 2,734,281 and 2,785,573 shares of
Treasury stock at cost, at December 31, 2008, September 30, 2008, June 30,
2008, March 31, 2008 and December 31, 2007, respectively	(85,312)	(87,866)	(88,082)	(90,104)	(92,063)
Total stockholders' equity	1,066,195	886,926	878,317	872,047	862,369

Total liabilities, minority interest and stockholders' equity	$8,819,763	$8,358,609	$8,406,592	$8,090,356	$7,834,703

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data) (Unaudited)

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Interest income:
Loans	$87,474	$88,266	$87,458	$93,877	$100,802	$357,075	$393,016
Investment securities available for sale:
Taxable	9,927	10,569	10,001	9,971	10,181	40,468	49,675
Nontaxable	3,944	3,977	3,828	3,753	3,649	15,502	13,862
Federal funds sold	2	165	14	95	95	276	449
Other interest bearing accounts	188	84	89	106	102	467	264
Total interest income	101,535	103,061	101,390	107,802	114,829	413,788	457,266
Interest expense:
Deposits	38,996	37,216	34,309	40,849	45,917	151,370	185,649
Short-term borrowings	1,406	2,966	5,351	7,867	9,729	17,590	37,354
Long-term borrowings & junior subordinated notes	6,387	6,273	5,657	5,623	5,211	23,940	21,957
Total interest expense	46,789	46,455	45,317	54,339	60,857	192,900	244,960
Net interest income	54,746	56,606	56,073	53,463	53,972	220,888	212,306
Provision for loan losses	72,581	18,400	12,200	22,540	8,000	125,721	19,313
Net interest income (loss) after provision for loan losses	(17,835)	38,206	43,873	30,923	45,972	95,167	192,993
Other income:
Loan service fees	1,850	2,385	2,475	2,470	2,080	9,180	6,258
Deposit service fees	7,479	7,330	6,889	6,530	6,635	28,228	23,918
Lease financing, net	4,604	4,533	3,969	3,867	4,155	16,973	15,847
Brokerage fees	968	1,177	1,187	985	1,846	4,317	9,581
Trust & asset management fees	2,784	3,276	3,589	2,220	2,101	11,869	10,447
Net (loss) gain on sale of investment securities	24	-	1	1,105	(1,529)	1,130	(3,744)
Increase in cash surrender value of life insurance	570	1,995	1,128	1,606	1,225	5,299	5,003
Net gain (loss) on sale of other assets	(874)	26	50	(306)	723	(1,104)	10,097
Merchant card processing	4,326	4,541	4,644	4,530	4,293	18,041	16,347
Other operating income	206	1,162	1,635	1,530	1,452	4,533	6,150
	21,937	26,425	25,567	24,537	22,981	98,466	99,904
Other expense:
Salaries & employee benefits	24,253	29,342	29,163	26,810	32,680	109,568	111,438
Occupancy & equipment expense	7,310	7,120	6,967	7,525	7,733	28,922	28,915
Computer services expense	1,973	1,840	1,843	1,737	1,739	7,392	6,699
Advertising & marketing expense	904	1,450	1,448	1,290	931	5,092	4,861
Professional & legal expense	1,117	884	803	306	2,776	3,110	4,543
Brokerage fee expense	476	564	470	419	620	1,929	4,802
Telecommunication expense	668	621	774	762	757	2,825	2,808
Other intangible amortization expense	913	913	913	815	871	3,554	3,504
Merchant card processing	4,045	4,175	4,256	4,105	4,025	16,582	14,815
Charitable contributions	-	-	15	15	1,512	30	4,686
Other operating expenses	6,612	5,257	5,474	4,440	5,486	21,783	19,765
	48,271	52,166	52,126	48,224	59,130	200,787	206,836
Income (loss) before income taxes	(44,169)	12,465	17,314	7,236	9,823	(7,154)	86,061
Income tax (benefit) expense	(19,348)	(689)	(4,693)	1,412	1,890	(23,318)	24,036
Income (loss) from continuing operations	(24,821)	13,154	22,007	5,824	7,933	16,164	62,025
Discounted operations
Income (loss) from discontinued operations before income taxes	-	-	-	-	(741)	-	3,990
Gain on disposal discontinued operations before income taxes	-	-	-	-	46,485	-	46,485
Income before income taxes	-	-	-	-	45,744	-	50,475
Income taxes					17,281		18,637
Income from discontinued operations	-	-	-	-	28,463	-	31,838
Net income (loss)	(24,821)	13,154	22,007	5,824	36,396	16,164	93,863
Dividends on preferred shares	789	-	-	-	-	789	-
Net income (loss) available to common shareholders	$(25,610)	$13,154	$22,007	$5,824	$36,396	$15,375	$93,863

Common share data:
Basic (loss) earnings per common share from continuing operations	$(0.74)	$0.38	$0.63	$0.17	$0.23	$0.44	$1.73
Basic (loss) earnings per common share from discontinued operations	$ -	$ -	$ -	$ -	$0.81	$ -	$0.88
Basic (loss) earnings per common share	$(0.74)	$0.38	$0.63	$0.17	$1.04	$0.44	$2.61
Diluted (loss) earnings per common share from continuing operations	$(0.74)	$0.38	$0.63	$0.17	$0.22	$0.44	$1.70
Diluted (loss) earnings per common share from discontinued operations	$ -	$ -	$ -	$ -	$0.80	$ -	$0.88
Diluted (loss) earnings per common share	$(0.74)	$0.38	$0.63	$0.17	$1.02	$0.44	$2.58
Weighted average common shares outstanding	34,777,651	34,732,633	34,692,571	34,620,435	35,095,301	34,706,092	35,919,900
Diluted weighted average common shares outstanding	35,164,585	35,074,297	35,047,596	34,994,731	35,536,449	35,061,712	36,439,561

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Performance Ratios (continuing operations):
Annualized return on average assets	(1.15%)	0.63%	1.08%	0.30%	0.40%	0.20%	0.78%
Annualized return on average common equity	(11.38%)	5.91	10.11	2.66	3.68	1.74	7.29
Annualized cash return on average tangible common
equity (1)	(20.14%)	11.31	19.12	5.28	7.32	3.65	14.14
Net interest rate spread	2.63	2.82	2.88	2.75	2.76	2.77	2.79
Efficiency ratio (2)	60.90	60.92	61.96	61.07	73.46	61.19	63.90

Net interest margin	2.86	3.04	3.11	3.10	3.16	3.03	3.20
Tax equivalent effect	0.14	0.14	0.14	0.12	0.12	0.13	0.12
Net interest margin - fully tax equivalent basis (3)	3.00	3.18	3.25	3.22	3.28	3.16	3.32

Performance Ratios (total):
Annualized return on average assets	(1.15%)	0.63%	1.08%	0.30%	1.82%	0.20%	1.19%
Annualized return on average common equity	(11.38%)	5.91	10.11	2.66	16.86	1.74	11.03
Annualized cash return on average tangible common
equity (1)	(20.14%)	11.31	19.12	5.28	31.83	3.65	21.14
Net interest rate spread	2.63	2.82	2.88	2.75	2.76	2.77	2.78
Efficiency ratio (2)	60.90	60.92	61.96	61.07	47.60	61.19	55.90

Net interest margin	2.86	3.04	3.11	3.10	3.17	3.03	3.22
Tax equivalent effect	0.14	0.14	0.14	0.12	0.12	0.13	0.11
Net interest margin - fully tax equivalent basis (3)	3.00	3.18	3.25	3.22	3.29	3.16	3.33

Asset Quality Ratios:
Non-performing loans to total loans	2.34	1.92	1.56	0.87	0.44	2.34	0.44
Non-performing assets to total assets	1.71	1.45	1.13	0.65	0.33	1.71	0.33
Allowance for loan losses to total loans	2.31	1.46	1.38	1.35	1.16	2.31	1.16
Allowance for loan losses to non-performing loans	98.67	75.82	88.19	154.79	266.17	98.67	266.17
Net loan charge-offs to average loans (annualized)	1.13	0.80	0.57	0.63	0.29	0.79	0.25

Capital Ratios:
Tangible equity to assets (4)	7.90%	6.10%	5.95%	6.20%	6.28%	7.90%	6.28%
Tangible common equity to assets (5)	5.65	6.10	5.95	6.20	6.28	5.65	6.28
Common equity to total assets	9.94	10.61	10.46	10.78	11.01	9.94	11.01
Common book value per share (6)	25.17	25.51	25.20	25.15	24.91	25.17	24.91
Less: goodwill and other intangible assets, net of tax
benefit, per common share	11.56	11.60	11.62	11.39	11.43	11.56	11.43
Tangible book value per share (7)	13.61	13.91	13.58	13.76	13.48	13.61	13.48

Total capital (to risk-weighted assets)	14.07%	11.65%	11.59%	11.81%	11.58%	14.07%	11.58%
Tier 1 capital (to risk-weighted assets)	12.06	9.64	9.58	9.78	9.75	12.06	9.75
Tier 1 capital (to average assets)	9.85	8.00	8.08	8.29	8.18	9.85	8.18

(1)
Net cash flow available to common shareholders (net income available to common shareholders or net income from continuing operations, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible common equity (average common equity plus average minority interest less average goodwill and average other intangibles, net of tax benefit)

(2)	Equals total other expense divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale
(3)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(4)	Equals total ending equity plus minority interest less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(5)
Equals total ending common shareholders’ equity plus minority interest less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(6)	Equals total ending common shareholders’ equity plus minority interest divided by common shares outstanding.
(7)	Equals total ending common shareholders’ equity plus minority interest less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, tangible common equity to assets ratio, tangible common book value per share, and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Stockholders' equity - as reported	$1,066,195	$886,926	$878,317	$872,047	$862,369
Plus: minority interest	2,629	2,595	2,564	-	-
Less: goodwill	387,069	387,069	387,069	379,047	379,047
Less: other intangible, net of tax benefit	16,754	17,348	17,941	15,949	16,479
Tangible equity	$665,001	$485,104	$475,871	$477,051	$466,843

The following table presents a reconciliation of tangible common equity to shareholders’ common equity (in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Common stockholders' equity - as reported	$876,571	$886,926	$878,317	$872,047	$862,369
Plus: minority interest	2,629	2,595	2,564	-	-
Less: goodwill	387,069	387,069	387,069	379,047	379,047
Less: other intangible, net of tax benefit	16,754	17,348	17,941	15,949	16,479
Tangible common equity	$475,377	$485,104	$475,871	$477,051	$466,843

The following table presents a reconciliation of average tangible common equity to average common shareholders’ equity (in thousands):

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Average common stockholders' equity - as reported	$895,651	$885,641	$875,636	$879,056	$856,362	$884,032	$851,324
Plus: average minority interest	2,595	2,565	1,814	-	-	1,516	-
Less: average goodwill	387,069	387,069	384,865	379,047	379,047	383,737	379,047
Less:average other intangible assets,
net of tax benefit	16,999	17,582	17,295	16,131	16,671	16,788	17,524
Average tangible common equity	$494,178	$483,555	$475,290	$483,878	$460,644	$485,023	$454,753

The following table presents a reconciliation of net cash flow available to common shareholders to net (loss) income available to common shareholders from continuing operations (in thousands):

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Net (loss) income available to common
shareholders - as reported	$(25,610)	$13,154	$22,007	$5,824	$7,933	$15,375	$62,025
Add: other intangible amortization expense,
net of tax benefit	593	593	593	530	566	2,310	2,278
Net cash flow available to common shareholders	$(25,017)	$13,747	$22,600	$6,354	$8,499	$17,685	$64,303

The following table presents a reconciliation of net cash flow available to common shareholders to net (loss) income available to common shareholders (in thousands):

	Three months ended					Year ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2008	2008	2008	2008	2007	2008	2007
Net (loss) income available to common
shareholders - as reported	$(25,610)	$13,154	$22,007	$5,824	$36,396	$15,375	$93,863
Add: other intangible amortization
expense, net of tax benefit	593	593	593	530	566	2,310	2,278
Net cash flow available to common shareholders	$(25,017)	$13,747	$22,600	$6,354	$36,962	$17,685	$96,141

Reconciliations of net interest income on a fully tax equivalent basis to net interest income and net interest margin on a fully tax equivalent basis to net interest margin are contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per share to book value per share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):
	Three Months Ended December 31,						Three Months Ended September 30,
	2008			2007			2008
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$1,463,630	$19,926	5.33%	$1,270,259	$24,523	7.55%	$1,409,936	$20,377	5.66%
Commercial - nontaxable (3)	74,636	1,377	7.22	7,237	136	7.35	70,868	1,299	7.17
Commercial loans collateralized by assignment
of lease payments	611,390	10,065	6.58	482,851	8,214	6.80	600,345	9,971	6.64
Real estate commercial	2,339,641	34,981	5.85	1,954,755	35,022	7.01	2,247,768	34,022	5.92
Real estate construction	730,342	8,816	4.72	837,266	17,367	8.12	768,467	10,044	5.11
Total commercial related credits	5,219,639	75,165	5.63	4,552,368	85,262	7.33	5,097,384	75,713	5.81
Other loans
Real estate residential	297,204	3,374	4.54	347,752	5,234	6.02	322,421	4,748	5.89
Home equity	394,865	5,552	5.59	362,967	6,424	7.02	360,618	4,305	4.75
Indirect	192,016	3,116	6.46	144,939	3,016	8.26	191,533	3,413	7.09
Consumer loans	62,428	748	4.77	51,404	914	7.05	54,223	542	3.98
Total other loans	946,513	12,790	5.38	907,062	15,588	6.82	928,795	13,008	5.57
Total loans	6,166,152	87,955	5.67	5,459,430	100,850	7.33	6,026,179	88,721	5.86

Taxable investment securities	856,852	9,927	4.63	896,613	10,181	4.54	911,034	10,569	4.64
Investment securities exempt from federal income taxes (3)	421,025	6,069	5.64	391,272	5,614	5.61	425,120	6,118	5.63
Federal funds sold	761	2	1.03	8,253	95	4.50	32,420	165	1.99
Other interest bearing deposits	159,414	188	0.47	11,075	102	3.65	16,065	84	2.08
Total interest earning assets	$7,604,204	$104,141	5.45	$6,766,643	$116,842	6.85	$7,410,818	$105,657	5.67
Assets held for sale	-			220,281			-
Non-interest earning assets	951,683			931,324			947,167
Total assets	$8,555,887			$7,918,248			$8,357,985

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$1,421,131	$6,319	1.77%	$1,299,002	$9,615	2.94%	$1,285,293	$5,492	1.70%
Savings accounts	369,587	257	0.28	398,589	611	0.61	384,059	270	0.28
Certificate of deposit	2,590,821	21,460	3.30	2,194,238	25,953	4.69	2,485,198	20,789	3.33
Customer repos	266,354	486	0.73	361,524	2,932	3.22	271,718	977	1.43
Total core funding	4,647,893	28,522	2.44	4,253,353	39,111	3.65	4,426,268	27,528	2.47
Whole sale funding:
Public funds	218,821	1,474	2.68	302,206	3,834	5.03	207,389	1,514	2.90
Brokered accounts (includes fee expense)	950,163	9,486	3.97	458,278	5,904	5.11	947,462	9,151	3.84
Other short-term borrowings	156,384	920	2.34	532,206	6,797	5.07	269,795	1,989	2.93
Long-term borrowings	633,787	6,387	3.94	354,309	5,211	5.76	640,096	6,273	3.83
Total wholesale funding	1,959,155	18,267	3.71	1,646,999	21,746	5.24	2,064,742	18,927	3.65
Total interest bearing liabilities	$6,607,048	$46,789	2.82	$5,900,352	$60,857	4.09	$6,491,010	$46,455	2.85
Non-interest bearing deposits	914,720			870,300			904,571
Liabilities held for sale	-			200,462			-
Other non-interest bearing liabilities	82,840			90,772			76,763
Stockholders' equity	951,279			856,362			885,641
Total liabilities and stockholders' equity	$8,555,887			$7,918,248			$8,357,985
Net interest income/interest rate spread (4)		$57,352	2.63%		$55,985	2.76%		$59,202	2.82%
Taxable equivalent adjustment		2,606			2,013			2,596
Net interest income, as reported		$54,746			$53,972			$56,606
Net interest margin (5)			2.86%			3.16%			3.04%
Tax equivalent effect			0.14%			0.12%			0.14%
Net interest margin on a fully equivalent basis (5)			3.00%			3.28%			3.18%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.7 million, $1.7 million and $1.8 million for the three months ended December 31, 2008, December 31, 2007, and September 30, 2008, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):
	Year Ended December 31,
	2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$1,398,968	$82,429	5.80%	$1,155,714	$91,092	7.77%
Commercial - nontaxable (3)	59,746	4,408	7.26	9,338	754	7.96
Commercial loans collateralized by
assignment of lease payments	586,074	38,971	6.65	427,215	29,388	6.88
Real estate commercial	2,184,554	134,565	6.06	1,867,809	136,049	7.18
Real estate construction	782,562	43,994	5.53	853,000	72,772	8.41
Total commercial related credits	5,011,904	304,367	5.97	4,313,076	330,055	7.55
Other loans
Real estate residential	329,637	19,274	5.85	341,293	20,497	6.01
Home equity	377,320	19,212	5.09	369,622	27,646	7.48
Indirect	177,828	12,952	7.28	130,605	11,144	8.53
Consumer loans	55,902	2,812	5.03	52,991	3,938	7.43
Total other loans	940,687	54,250	5.77	894,511	63,225	7.07
Total loans	5,952,591	358,617	6.02	5,207,587	393,280	7.55

Taxable investment securities	868,700	40,468	4.66	1,037,129	49,675	4.79
Investment securities exempt from federal income taxes (3)	414,234	23,850	5.66	374,025	21,326	5.62
Federal funds sold	12,849	276	2.11	8,853	449	5.00
Other interest bearing deposits	52,497	467	0.89	7,193	264	3.67
Total interest earning assets	$7,300,871	$423,678	5.80	$6,634,787	$464,994	7.01
Assets held for sale	-			341,734
Non-interest earning assets	939,473			934,089
Total assets	$8,240,344			$7,910,610

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$1,292,407	$23,176	1.79%	$1,213,001	$37,568	3.10%
Savings accounts	383,534	1,239	0.32	428,087	3,051	0.71
Certificate of deposit	2,399,403	87,794	3.66	2,264,361	108,228	4.78
Customer repos	290,817	4,326	1.49	321,423	11,744	3.65
Total core funding	4,366,161	116,535	2.67	4,226,872	160,591	3.80
Whole sale funding:
Public funds	238,599	7,957	3.33	287,874	14,926	5.18
Brokered accounts (includes fee expense)	788,329	31,204	3.96	434,729	21,875	5.03
Other short-term borrowings	390,257	13,264	3.40	491,258	25,610	5.21
Long-term borrowings	581,027	23,940	4.05	364,441	21,957	5.94
Total wholesale funding	1,998,212	76,365	3.82	1,578,302	84,368	5.35
Total interest bearing liabilities	$6,364,373	$192,900	3.03	$5,805,174	$244,959	4.22
Non-interest bearing deposits	891,072			860,557
Liabilities held for sale	-			313,414
Other non-interest bearing liabilities	86,884			80,141
Stockholders' equity	898,015			851,324
Total liabilities and stockholders' equity	$8,240,344			$7,910,610
Net interest income/interest rate spread (4)		$230,778	2.77%		$220,035	2.78%
Taxable equivalent adjustment		9,890			7,728
Net interest income, as reported		$220,888			$212,307
Net interest margin (5)			3.03%			3.20%
Tax equivalent effect			0.13%			0.12%
Net interest margin on a fully equivalent basis (5)			3.16%			3.32%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $7.0 million and $6.7 million for the year ended December 31, 2008 and December 31, 2007, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.